Exhibit 99.1

For Immediate Release

Phibro Animal Health Corporation Reports Third Quarter

TEANECK, N.J., May 8, 2017 (GLOBE NEWSWIRE) – Phibro Animal Health Corporation (NASDAQ:PAHC) today announced its financial results for its third quarter ended March 31, 2017.

Highlights for the March 2017 quarter (compared to the March 2016 quarter)

–	Net sales of $190 million, an increase of $6 million, or 3%

–	Net income of $24 million, an increase of $5 million, or 27%

–	Diluted EPS of $0.59, an increase of $0.13, or 28%

–	Adjusted EBITDA of $30 million, equal to the prior year

–	Adjusted diluted EPS of $0.37, a decrease of $0.03, or 8%

COMMENTARY

“On balance, our third quarter performance was encouraging” said Jack Bendheim, Phibro’s Chairman, President and Chief Executive Officer. “We were able to grow our Animal Health sales and gross profit despite reduced demand in the U.S. for medically important antibacterials and a challenging economic environment in Brazil. The continued double-digit growth in vaccines and nutritional specialties has enabled us to report overall Animal Health sales growth. To position ourselves for future growth, we increased spending on Animal Health product development and organization capabilities which tempered the profitability of the segment. Our Mineral Nutrition business contributed another solid quarter of income growth on consistent demand for our products.”

QUARTERLY RESULTS

Net sales

Net sales of $189.9 million for the three months ended March 31, 2017, increased $6.4 million, or 3%, as compared to the three months ended March 31, 2016. Animal Health and Mineral Nutrition grew $2.6 million and $4.1 million, respectively, while Performance Products declined $0.4 million.

Animal Health

Net sales of $121.0 million for the three months ended March 31, 2017, grew $2.6 million, or 2%. The growth was primarily due to volume increases in the nutritional specialty and vaccine product groups within the segment. Nutritional specialty products grew $4.8 million, or 21%, primarily due to volume growth of our products for the U.S. poultry and dairy industries. Vaccines grew $3.9 million, or 30%, primarily due to volume growth of our products for the poultry and swine industries. Medicated feed additives (“MFAs”) and other declined $6.1 million, or 7%, primarily due to volume declines. Domestic net sales of MFAs and other declined $4.3 million, primarily due to reduced volumes of medically important antibacterials. International net sales declined $1.8 million, primarily due to economic conditions in Brazil.

Mineral Nutrition

Net sales of $57.2 million increased $4.1 million, or 8%, for the three months ended March 31, 2017. The increased revenue was due to increased volumes and higher average selling prices resulting from underlying raw material commodity price increases.

Performance Products

Net sales of $11.7 million decreased $0.4 million, or 3%, for the three months ended March 31, 2017, due to lower average selling prices of personal care ingredients and copper-based products and lower volumes of copper-based products. Higher volumes of personal care ingredients partially offset the declines.

Gross profit

Gross profit of $60.6 million for the three months ended March 31, 2017, increased $1.8 million, or 3%, as compared to the three months ended March 31, 2016. Gross profit decreased to 31.9% of net sales for the three months ended March 31, 2017, as compared to 32.0% for the three months ended March 31, 2016. The three months ended March 31, 2016, included $1.6 million of acquisition-related cost of goods sold. Depreciation expense included in cost of goods sold increased $1.0 million due to recent capital expenditures. Excluding the effects of the acquisition-related cost of goods sold and increased depreciation, Animal Health gross profit increased $1.2 million due to volume growth in nutritional specialty and vaccine products, as well as lower unit costs from improved operating efficiencies. Mineral Nutrition gross profit increased $0.3 million due to volume growth and higher average selling prices, partially offset by higher raw material costs. Performance Products gross profit decreased $0.3 million due lower average selling prices of personal care ingredients and copper-based products, partially offset by higher volumes of personal care ingredients.

Selling, general and administrative expenses

Selling, general and administrative expenses (“SG&A”) of $30.6 million for the three months ended March 31, 2017, decreased $7.0 million, or 19%, as compared to the three months ended March 31, 2016. During the three months ended March 31, 2017, we recorded a $7.5 million gain in SG&A resulting from a payment to us by an insurance carrier. The payment reflected the settlement of our claims against the carrier under our liability insurance policies, which arose from damages incurred in fiscal year 2010 by certain customers resulting from the use of one of our animal health products. We previously paid our customers for the damages and recognized the cost in the consolidated statement of operations prior to fiscal year 2017. SG&A for the three months ended March 31, 2016, included $0.6 million of acquisition-related transaction costs. Without the effects of the gain on the insurance settlement and the acquisition-related transaction costs, SG&A increased $1.1 million, or 3%. Animal Health accounted for $1.6 million of the increase, driven by timing of spending.

Interest expense, net

Interest expense, net of $3.9 million for the three months ended March 31, 2017, decreased $0.3 million, or 8%, as compared to the three months ended March 31, 2016. Interest income increased $0.3 million from interest on deposits in foreign jurisdictions. Interest expense decreased $0.1 million due to decreased borrowings under our Revolver, compared to the three months ended March 31, 2016.

Foreign currency (gains) losses, net

Foreign currency (gains) losses, net for the three months ended March 31, 2017, amounted to net gains of $0.4 million, as compared to $2.2 million in net gains for the three months ended March 31, 2016. Foreign currency gains in the three months ended March 31, 2017, were primarily due to the movement of the Brazilian, Argentinian and Mexican currencies relative to the U.S. dollar. Foreign currency gains and losses primarily arise from intercompany balances.

2

Provision (benefit) for income taxes

The provision for income taxes was $2.8 million for the three months ended March 31, 2017, as compared to $0.6 million for the three months ended March 31, 2016. The effective income tax rates for these periods were 10.6% and 3.0%, respectively. During the three months ended March 31, 2017, we concluded it was more likely than not that the value of deferred tax assets related to a foreign subsidiary would be realized, and it was no longer necessary to maintain a valuation allowance. The provision for income taxes for the three months ended March 31, 2017, included a $3.8 million benefit from the valuation allowance release and also included a $1.4 million benefit related to the exercise of employee stock options. Without the benefit of the valuation allowance release and the benefit related to employee stock options, the effective income tax rate was 30.4% for the three months ended March 31, 2017. The provision for income taxes for the three months ended March 31, 2016, included a $2.5 million benefit from the release of a domestic valuation allowance and a $2.1 million benefit related to previously unrecognized tax benefits. Without these benefits, the effective income tax rate was 27.2% for the three months ended March 31, 2016.

Our future effective income tax rate may fluctuate due to various factors, including the relative amounts of income earned in different taxing jurisdictions, changes in statutory tax rates, potential strategies to reduce our overall income tax expense, discrete items, the benefit of employee stock option exercises and certain non-deductible items.

Net income

Net income of $23.6 million for the three months ended March 31, 2017, increased $5.1 million, as compared to net income of $18.6 million for the three months ended March 31, 2016. The increase was a result of the factors described above, including the $7.5 million gain on insurance settlement.

Diluted EPS

Diluted EPS was $0.59 for the three months ended March 31, 2017, an increase of $0.13, compared to $0.46 for the three months ended March 31, 2016, as a result of the increase in net income.

Adjusted EBITDA

Adjusted EBITDA of $29.7 million for the three months ended March 31, 2017, increased $0.1 million, or less than 1%, as compared to the three months ended March 31, 2016. Animal Health Adjusted EBITDA decreased $0.3 million, or 1%, due to increased SG&A, partially offset by sales growth and increased gross profit. Mineral Nutrition increased $0.3 million, or 8%, due to improved operating margins from volume growth and from higher average selling prices, partially offset by higher raw material costs. Performance Products decreased less than $0.1 million, as lower average selling prices were offset by higher volumes. Corporate expenses decreased $0.1 million due to lower compensation costs and lower professional fees.

Adjusted diluted EPS

Adjusted diluted EPS was $0.37 for the quarter, a decrease of $0.03 compared to $0.40 last year. A lower gross profit ratio, SG&A growth and a higher effective income tax rate, were the primary contributors to the decline.

3

BALANCE SHEET AND CASH FLOWS

•	2.6x leverage ratio at March 31, 2017

–	$312 million total debt

–	$119 million LTM adjusted EBITDA

•	$49 million cash on hand at March 31, 2017

•	$31 million net cash flow before financing for the March 2017 quarter

•	Dividend

–	$3.9 million quarterly dividend paid during the March 2017 quarter

–	$4.0 million quarterly dividend to be paid June 2017

FINANCIAL GUIDANCE

We have updated our financial guidance for the fiscal year 2017. The guidance is shown in detail on the schedule included with this press release.

WEBCAST & CONFERENCE CALL DETAILS

Phibro Animal Health Corporation will host a webcast and conference call during which the company will review its financial results and respond to questions.

Date:	Tuesday, May 9, 2017
Time:	9:00 AM Eastern
Location:	http://investors.pahc.com
U.S. Toll-Free:	+1 (877) 853-5634
International Toll:	+1 (315) 625-6893
Conference ID:	20861311

NOTE: In order to join this conference call, all participants will be required to provide the Conference ID number.

A replay of the webcast will be archived and made available on Phibro’s website.

DISCLOSURE NOTICES

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

4

Non-GAAP Financial Information: We use non-GAAP financial measures, such as adjusted EBITDA and adjusted net income, to assess and analyze our operational results and trends and to make financial and operational decisions. Management uses adjusted EBITDA as its primary operating measure. We report adjusted net income to portray the results of our operations prior to considering certain income statement elements. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this communication should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this communication and/or our Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Internet Posting of Information: We routinely post information that may be important to investors in the “Investors” section of our website at www.pahc.com. We encourage investors and potential investors to consult our website regularly for important information about us.

5

Phibro Animal Health Corporation

Consolidated Results of Operations

	Three Months				Nine Months
For the Periods Ended March 31	2017	2016	Change		2017	2016	Change
	(in millions, except per share amounts and percentages)

Net sales	$189.9	$183.5	$6.4	3%	$569.4	$562.4	$7.1	1%
Cost of goods sold	129.2	124.7	4.6	4%	384.3	382.9	1.4	0%
Gross profit	60.6	58.8	1.8	3%	185.1	179.5	5.7	3%
Selling, general and administrative	30.6	37.6	(7.0)	(19)%	110.7	113.8	(3.1)	(3)%
Operating income	30.0	21.2	8.8	42%	74.4	65.7	8.8	13%
Interest expense, net	3.9	4.3	(0.3)	(8)%	11.7	12.1	(0.3)	(3)%
Foreign currency (gains) losses, net	(0.4)	(2.2)	1.8	*	(0.6)	(5.1)	4.5	*
Income before income taxes	26.4	19.1	7.3	38%	63.3	58.7	4.6	8%
Provision (benefit) for income taxes	2.8	0.6	2.2	390%	14.1	(8.8)	22.9	*
Net income	$23.6	$18.6	$5.1	27%	$49.2	$67.5	$(18.3)	(27)%

Net income per share
basic	$0.60	$0.47	$0.13		$1.25	$1.72	$(0.47)
diluted	$0.59	$0.46	$0.13		$1.23	$1.69	$(0.46)

Weighted average common shares outstanding
basic	39.5	39.4			39.4	39.2
diluted	40.1	40.0			40.0	40.0

Ratio to net sales
Gross profit	31.9%	32.0%			32.5%	31.9%
Selling, general and administrative	16.1%	20.5%			19.4%	20.2%
Operating income	15.8%	11.5%			13.1%	11.7%
Income before income taxes	13.9%	10.4%			11.1%	10.4%
Net income	12.5%	10.1%			8.6%	12.0%
Effective tax rate	10.6%	3.0%			22.2%	(14.9)%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

6

Phibro Animal Health Corporation

Segment Net Sales and Adjusted EBITDA

	Three Months				Nine Months
For the Periods Ended March 31	2017	2016	Change		2017	2016	Change
	(in millions, except percentages)
Net Sales
MFAs and other	$76.4	$82.4	$(6.1)	(7)%	$237.2	$253.5	$(16.3)	(6)%
Nutritional specialties	27.6	22.8	4.8	21%	83.2	69.4	13.8	20%
Vaccines	17.0	13.1	3.9	30%	48.7	37.0	11.7	32%
Animal Health	121.0	118.3	2.6	2%	369.2	360.0	9.2	3%
Mineral Nutrition	57.2	53.0	4.1	8%	165.5	166.4	(0.9)	(1)%
Performance Products	11.7	12.1	(0.4)	(3)%	34.8	36.0	(1.2)	(3)%
Total	$189.9	$183.5	$6.4	3%	$569.4	$562.4	$7.1	1%

Adjusted EBITDA
Animal Health	$31.8	$32.2	$(0.3)	(1)%	$99.0	$96.0	$3.1	3%
Mineral Nutrition	4.3	4.0	0.3	8%	13.1	11.4	1.7	15%
Performance Products	0.4	0.5	(0.0)	(9)%	1.4	0.6	0.9	155%
Corporate	(6.9)	(7.0)	0.1	*	(22.8)	(22.1)	(0.7)	*
Total	$29.7	$29.7	$0.1	0%	$90.8	$85.8	$4.9	6%

Ratio to segment net sales
Animal Health	26.3%	27.2%			26.8%	26.7%
Mineral Nutrition	7.6%	7.6%			7.9%	6.8%
Performance Products	3.8%	4.0%			4.2%	1.6%
Corporate (1)	(3.6)%	(3.8)%			(4.0)%	(3.9)%
Total (1)	15.7%	16.2%			15.9%	15.3%
(1)reflects ratio to total net sales

Reconciliation of GAAP Net Income to Adjusted EBITDA
Net income	$23.6	$18.6	$5.1	27%	$49.2	$67.5	$(18.3)	(27)%
Interest expense, net	3.9	4.3	(0.3)	(8)%	11.7	12.1	(0.3)	(3)%
Provision (benefit) for income taxes	2.8	0.6	2.2	390%	14.1	(8.8)	22.9	*
Depreciation and amortization	6.8	5.9	1.0	17%	19.6	16.7	2.9	18%
EBITDA	37.2	29.3	7.9	27%	94.6	87.5	7.2	8%
Acquisition-related cost of goods sold	-	1.6	(1.6)	*	-	1.6	(1.6)	*
Acquisition-related accrued compensation	0.4	0.4	-	0%	1.3	1.3	-	0%
Acquisition-related transaction costs	-	0.6	(0.6)	*	1.3	0.6	0.7	106%
Pension settlement cost	-	-	-	*	1.7	-	1.7	*
Gain on insurance settlement	(7.5)	-	(7.5)	*	(7.5)	-	(7.5)	*
Foreign currency (gains) losses, net	(0.4)	(2.2)	1.8	*	(0.6)	(5.1)	4.5	*
Adjusted EBITDA	$29.7	$29.7	$0.1	0%	$90.8	$85.8	$4.9	6%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

7

Phibro Animal Health Corporation

Adjusted Net Income

	Three Months				Nine Months
For the Periods Ended March 31	2017	2016	Change		2017	2016	Change
	(in millions, except per share amounts and percentages)

Adjusted cost of goods sold	$128.0	$121.9	$6.1	5%	$380.5	$378.2	$2.3	1%
Adjusted gross profit	61.9	61.6	0.3	1%	188.9	184.1	4.8	3%
Adjusted selling, general and administrative	37.6	36.3	1.3	4%	113.4	111.0	2.3	2%
Adjusted interest expense, net	3.5	3.9	(0.4)	(10)%	10.4	11.0	(0.6)	(5)%
Adjusted income before income taxes	20.9	21.4	(0.5)	(3)%	65.2	62.1	3.0	5%
Adjusted provision for income taxes	6.0	5.6	0.4	7%	20.3	17.8	2.5	14%
Adjusted net income	$14.9	$15.8	$(0.9)	(6)%	$44.9	$44.4	$0.5	1%

Ajusted net income per share
diluted	$0.37	$0.40	$(0.03)	(8%)	$1.12	$1.11	$0.01	1%

Weighted average common shares outstanding
diluted	40.1	40.0			40.0	40.0

Ratio to net sales
Adjusted gross profit	32.6%	33.6%			33.2%	32.7%
Adjusted selling, general and administrative	19.8%	19.8%			19.9%	19.7%
Adjusted income before income taxes	11.0%	11.7%			11.4%	11.1%
Adjusted net income	7.8%	8.6%			7.9%	7.9%
Adjusted effective tax rate	28.7%	26.1%			31.1%	28.6%

Reconciliation of GAAP Net Income to Adjusted Net Income
Net income	$23.6	$18.6	$5.1	27%	$49.2	$67.5	$(18.3)	(27)%
Acquisition-related cost of goods sold	-	1.6	(1.6)	*	-	1.6	(1.6)	*
Acquisition-related intangible amortization(1)	1.3	1.2	0.1	9%	3.8	3.1	0.7	24%
Acquisition-related intangible amortization(2)	0.2	0.3	(0.1)	(44)%	0.6	0.9	(0.3)	(34)%
Acquisition-related compensation costs(2)	0.4	0.4	-	0%	1.3	1.3	-	0%
Acquisition-related transaction costs(2)	-	0.6	(0.6)	*	1.3	0.6	0.7	106%
Pension settlement cost (2)	-	-	-	*	1.7	-	1.7	*
Gain on insurance settlement (2)	(7.5)	-	(7.5)	*	(7.5)	-	(7.5)	*
Acquisition-related accrued interest	0.5	0.4	0.1	17%	1.3	1.1	0.2	21%
Foreign currency (gains) losses, net(3)	(0.4)	(2.2)	1.8	*	(0.6)	(5.1)	4.5	*
Provision (benefit) for income taxes(4)	(3.2)	(5.0)	1.8	*	(6.2)	(26.6)	20.4	*
Adjusted net income	$14.9	$15.8	$(0.9)	(6)%	$44.9	$44.4	$0.5	1%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

(1)Included in cost of goods sold

(2)Included in selling, general and administrative

(3)Primarily related to intercompany balances

(4)Related to the income tax effect of pre-tax income adjustments and the elimination of non-recurring or discrete items

8

Phibro Animal Health Corporation

Operating and Investing Cash Flows

	Three Months			Nine Months
For the Periods Ended March 31	2017	2016	Change	2017	2016	Change
	(in millions)

EBITDA	$37.2	$29.3	$7.9	$94.6	$87.5	$7.2
Adjustments
Acquisition-related cost of goods sold	-	1.6	(1.6)	-	1.6	(1.6)
Acquisition-related accrued compensation	0.4	0.4	-	1.3	1.3	-
Acquisition-related transaction costs	-	0.6	(0.6)	1.3	0.6	0.7
Pension settlement cost	-	-	-	1.7	-	1.7
Gain on insurance settlement	(7.5)	-	(7.5)	(7.5)	-	(7.5)
Foreign currency (gains) losses, net	(0.4)	(2.2)	1.8	(0.6)	(5.1)	4.5
Interest paid	(3.1)	(3.7)	0.6	(10.7)	(10.4)	(0.4)
Income taxes paid	(4.0)	(6.4)	2.3	(10.3)	(13.9)	3.6
Changes in operating assets and liabilities and other items	6.9	(14.0)	20.9	8.9	(50.3)	59.2
Cash provided by gain on insurance settlement	7.5	-	7.5	7.5	-	7.5
Cash used for acquisition-related transaction costs	-	(0.6)	0.6	(1.3)	(0.6)	(0.7)
Net cash provided (used) by operating activities	$37.1	$5.0	$32.1	$84.8	$10.6	$74.2

Capital expenditures	$(4.8)	$(11.0)	$6.2	$(15.4)	$(28.6)	$13.2
Business acquisitions	-	(46.5)	46.5	-	(46.5)	46.5
Other investing, net	(1.6)	(0.1)	(1.5)	(1.8)	0.1	(1.9)
Net cash provided (used) by investing activities	$(6.4)	$(57.6)	$51.2	$(17.2)	$(75.0)	$57.9

Net cash flow before financing activities	$30.7	$(52.6)	$83.3	$67.6	$(64.4)	$132.0

9

Phibro Animal Health Corporation

Guidance for fiscal year 2017

	FY 2017 GAAP - updated			FY 2016 GAAP	Growth			FY 2017 GAAP - initial
	low		high		low		high	low		high
	(in millions, except per share amounts and percentages)

Net sales - Animal Health segment	$490	-	$495	$486	1%	-	2%	$495	-	$510
Net sales	760	-	765	752	1%	-	2%	750	-	770

Operating income	94	-	96	86	10%	-	12%	na		na
Interest expense, net	16	-	16	17	(6)%	-	(6)%	na		na
Foreign currency (gains) losses, net	(1)	-	(1)	(8)	*		*	na		na
Income before income taxes	79	-	81	77	3%	-	6%	na		na
Provision (benefit) for income taxes	19	-	20	(6)	*	-	*	na		na
Net income	$60	-	$62	$83	(27)%	-	(26)%	na		na

Net income per share - diluted	$1.51	-	$1.54	$2.07	(27)%	-	(26)%	na		na

Weighted average common shares outstanding -
diluted	40.0	-	40.0	40.0				40.0	-	40.0

	FY 2017 Adjusted - updated			FY 2016 Adjusted	Growth			FY 2017 Adjusted - initial
	low		high		low		high	low		high
	(in millions, except per share amounts and percentages)

Adjusted EBITDA	$118	-	$120	$114	4%	-	5%	$116	-	$120
Depreciation expense	21	-	21	18	16%	-	16%	21	-	21
Adjusted interest expense, net	14	-	14	15	(8)%	-	(8)%	17	-	17
Adjusted income before income taxes	83	-	85	81	3%	-	5%	78	-	82
Adjusted provision (benefit) for income taxes	26	-	26	24	8%	-	10%	23	-	24
Adjusted net income	$58	-	$59	$57	1%	-	3%	$55	-	$58

Adjusted net income per share - diluted	$1.44	-	$1.47	$1.43	1%	-	3%	$1.38	-	$1.45

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

na GAAP guidance was not initially provided

10

About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and marketer of a broad range of animal health and mineral nutrition products for use in the production of poultry, swine, cattle, dairy and aquaculture. For further information, please visit www.pahc.com.

Contact:	Phibro Animal Health Corporation

Richard Johnson

Chief Financial Officer

+1-201-329-7300

or

investor.relations@pahc.com

11